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                                                                   EXHIBIT 10.28

                             CONSULTING AGREEMENT
                             --------------------

          This Consulting Agreement ("Agreement"), dated as of November 1, 1996 (the "Effective Date"), is executed by and between Irata, Inc., a Texas corporation with offices at 8554 Katy Freeway, Suite 100, Houston, Texas 77024 (the "Company"), and R. R. Salyard, residing at 530 Mulberry Lane, Haverford, Pennsylvania 19041 ("Consultant").

          The Company desires to retain Consultant as a senior advisor to the Company to perform such consulting services for the Company and to serve on its Board of Directors, and Consultant desires to render such services, on the terms and conditions hereafter set forth.

     1.   Term.

          (a) Initial Term. The Company agrees to engage Consultant, and Consultant agrees to render the consulting services described in Section 2 below, on the terms and conditions set forth in this Agreement, for a period of two (2) years commencing upon the closing of the Company's conduct of a private placement of approximately $1,500,000.00 of the Company's common stock and warrants (the "Offering") and ending twenty-four (24) months thereafter (the "Consulting Period").

     2.   Duties and Services.

          2.1 Nature of Services. During the Consulting Period, Consultant shall serve as a senior advisor to the Company's President and shall serve as a member of its Board of Directors (the "Board"). The Board shall nominate Consultant to serve as a member of the Board at each election of Board members occurring during the term of this Agreement. The failure of the shareholders of the Company to elect Consultant shall not result in a termination of this Agreement. In performance of his duties, Consultant shall be subject to the direction of the President. Excepting disabilities and illness as provided in
Section 3(e) below, Consultant agrees to devote such time necessary or desirable to perform his duties under this Agreement and to achieve the Company's plans and goals as established by the Board and/or the President from time to time ("Company's Business Plan"). In performing his duties to the Company hereunder, Consultant shall be available for reasonable travel as the needs of the business require.

          2.2 Independent Contractor. It is expressly understood by the parties that Consultant is acting as an independent contractor and is not subject to Company's control nor authorized to act as Company's agent or legal representative. This Agreement shall not act or be construed to create an employer-employee relationship, partnership, joint venture or any other agency relationship between the parties. Absent Company's prior approval, Consultant shall have no authority or power to make any commitments of any nature whatsoever for the account of or on behalf of Company. Consultant shall have the right to employ such personnel as Consultant deems necessary to render services hereunder; however, the retention of such personnel shall be at Consultant's sole cost, risk and responsibility. Consultant shall be responsible for all social security, income tax withholding, unemployment insurance, and such other amounts Company would otherwise be required to deduct and withhold from amounts payable to its employees.
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     3.   Consulting Fees.

          (a) Consulting Fees. As compensation for all of Consultant's services hereunder, including services as a director, the Company shall pay to Consultant, during the Consulting Period, monthly consulting fees ("Consulting Fees") equal to One Thousand Five Hundred Dollars ($1,500.00). Consultant's Consulting Fees shall be payable by the last day of each calendar month during the Consulting Period. Consulting Fees for any partial month shall be prorated based on a thirty (30) day month.

          (b) Directors and Officers Liability Insurance. The Company shall take out and maintain directors and officers liability insurance with coverage consistent with industry standards for comparable businesses. Proof of such insurance shall be provided to Consultant prior to the commencement of the Consulting Period. If such insurance has not been obtained prior to the commencement of the Consulting Period, Consultant shall have the right to terminate this Agreement immediately upon written notice to the Company or may elect to commence the Consulting Period if such insurance is forthcoming within a reasonable period of time and will relate back to the commencement of the Consulting Period. If such insurance is not obtained after the Consulting Period commences, Consultant may at any time given ten (10) days' prior written notice of his intent to terminate this Agreement. Upon such notice of termination, this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder except as otherwise provided in this Agreement.

          (c) Stock Option. Contemporaneously with the commencement of the Consulting Period and subject to the vesting schedule set forth below, the Company shall grant to Consultant the option ("Option") to acquire One Hundred Twenty-Five Thousand (125,000) shares of the Company's common stock, $0.10 par value ("Company's Stock"), at a purchase price equal to 50 cents per share. Consultant's Option shall be deemed fully vested as follows:

               (i) Upon the Close of the Offering and the commencement of the Consulting Period, Consultant's Option shall be fully vested as to Twenty-Five Thousand (25,000) shares;

               (ii) Thereafter, Sixteen Thousand Six Hundred Sixty-Seven (16,667) shares shall be deemed fully vested at the end of each ninety
          (90) day period commencing on the closing date of the Offering and continuing for six (6) consecutive ninety (90) day periods, at which time all One Hundred Twenty-Five Thousand (125,000) shares shall be deemed fully vested.

               The Company will use best efforts to register Consultant's Option, at the Company's cost and expense, in conjunction with Company's registration of its Employee Stock Option Plan.

          (d) Change in Control. In the event of a "change of control" (as defined in Exhibit A hereto): (i) Consultant's Option shall be deemed fully vested as to all One Hundred Twenty-Five Thousand (125,000) shares of Company's stock notwithstanding any vesting schedule set forth in Section 3(c) above, and
(ii) Consultant's right to receive any unpaid portion of his Consulting Fees for the then current term shall survive any termination of his Consulting by reason of such change in control.

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     4.   Expenses.

          (a) General Business Expenses. Consultant shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including attendance at meetings of the Board, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

          (b) Legal Fees. Upon execution of this Agreement, the Company shall reimburse Consultant for his legal fees up to the sum of Two Thousand Dollars ($2,000.00) incurred in connection with the negotiation, documentation and consummation of this Agreement.

     5. Representations and Warranties of Consultant. Consultant represents and warrants to the Company that (a) Consultant is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Consultant is under no physical or mental disability that would hinder his performance of duties under this Agreement.

     6. Non-Competition. In view of the unique and valuable services it is expected Consultant will render to the Company, Consultant's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Consultant will obtain, and in consideration of the compensation to be received hereunder and of the shares of Company';s stock being sold to Consultant, Consultant agrees that he will not "Participate in" (hereinafter defined in this Section 6) any other business or organization, if such business or organization is now or shall then be competing with or of a nature similar to the business of the Company. The provisions of this Section 6 will not be deemed breached merely because Consultant owns not more than five percent (5%) of the outstanding common stock of a competing corporation if, at the time of its acquisition by Consultant, such stock is listed on a New York Stock Exchange, American Stock Exchange, or a regional securities exchange, is reported on NASDAQ or NMS, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The term "Participant in" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operates, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." Consultant will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees. For a two
(2) year period after the termination of this Agreement, Consultant will not directly or indirectly employ any person who was an officer of the Company within a period of one (1) year after such person leaves the employ of the Company. Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Consultant agrees that the provisions of this Section are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this
Section 6 shall be deemed to be invalid, illegal, or enforceable by reason of the extent, duration, or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

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     7.   Patents, etc.  Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs and processes which Consultant now or hereafter, during the period he is employed by the Company under this Agreement or otherwise, and for six (6) months thereafter may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) being engaged or conceived of or developed utilizing the time, material, facilities, or information of the Company ("Such Inventions") shall belong to the Company. As soon as Consultant owns, conceives of, or develops any Such Inventions, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, Consultant shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Consultant's right, title and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges and encumbrances arising rom the acts of Consultant ("Liens") (Consultant to take such action, at his expense, as is necessary to remove all such Liens if caused by Consultant's acts and not operation of law) and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

     8. Confidential Information. All confidential information which Consultant may now possess, may obtain during or after the Consulting Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of this Agreement or used by him except during the Consulting Period in the business and for the benefit of the Company, in each case without the prior written permission of the Company. Consultant shall return all physical evidence of such confidential information to the Company prior to or at the termination of this Agreement. As used in this Section 8, "confidential information" shall mean any information except that information available to competitors or which is generally available to the public or which was in the possession of Consultant prior to the Consulting Period.

     9. Termination. Notwithstanding anything herein contained, if, on or after the Effective Date and prior to the end of the Consulting Period:

          (a) Grounds for Termination. Either (i) Consultant shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of sixty (60) days, as mutually determined by the President and Consultant's attending physician(s), (ii) Consultant shall be convicted of a crime of moral turpitude or a felony, (iii) Consultant shall breach any fiduciary duty to the Company, or (iv) Consultant shall breach any material term of this Agreement and fail to correct such breach within ten (10) days after notice by the Company to Consultant of his commission of the same, then, and in each such case, the Company shall have the right to give notice of termination of Consultant's services hereunder as of a date (not earlier than ten (10) days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified. Nothing contained in this Section 9(a) shall be deemed to limit any other right the Company may have to terminate Consultant's Consulting Agreement hereunder upon any ground permitted by law.

          (b) Termination on Death. If Consultant shall die, then this Agreement shall terminate on the date of Consultant's death, whereupon Consultant or his estate, as the case may be, shall be entitled to receive his Consulting Fees, prorated to the date on which termination shall take

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effect. Consultant's Option shall fully vest on Consultant's death.

          (c) Effect on Compensation. In the event of termination of Consultant for all other reasons other than death or "for cause" (as defined herein), (i) Consultant shall be entitled to receive as severance compensation in one lump sum payment any unpaid portion of his total Consulting Fees for the unexpired term of the Consulting Period and (ii) Consultant's Option shall be deemed fully vested.

          (d) Effect on Compensation on Termination for Cause. In the event of termination "for cause," Consultant shall be entitled to receive his Consulting Fees, prorated through the effective date of such termination and only that portion of his Option vested to the termination date. Any portion of Consultant's Option not fully vested by the termination date shall be deemed terminated, null and void as to the portion not so vested. For the purposes of this Agreement, termination "for cause" shall mean termination pursuant to the grounds specified in Sections 9(a)(ii), (iii) and (iv) above.

     10. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Consultant's termination as provided herein.

     11. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     12. Notice. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when:
(i) delivered personally and evidenced by a signed receipt for such delivery;
(ii) mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed as set forth below; or (iii) mailed by a nationally recognized courier service (e.g., Federal Express, DHL, etc.) and addressed as set forth below. Any address set forth below may be changed by a party by written notice given in accordance with this Section.

               If to Consultant:    R. R. Salyard
                                    530 Mulberry Lane
                                    Haverford, Pennsylvania 19041

               If to Company:       Irata, Inc.
                                    8554 Katy Freeway, Suite 100
                                    Houston, Texas  77024
                                    Attention:  Lance P. Wimmer, President

     13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by both parties.

     14. Binding Effect. Consultant's rights and obligations under this Agreement shall not be transferable by assignment or otherwise. Such rights shall not be subject to commutation, encumbrance, or the claims of Consultant's creditors, and any attempt to do any of the foregoing shall

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be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     15. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the
Effective Date.

                                    IRATA, INC.,
                                    A Texas Corporation


                                    By:
                                       ----------------------------------
                                        Lance P. Wimmer
                                        Title:  President


                                       ----------------------------------
                                        R. R. Salyard

                                  EXHIBIT "A"

                               CHANGE IN CONTROL


          A "Change in Control" shall be deemed to have occurred if at any time during the Employment Period any of the following events occur:

          (a) The Company is merged, consolidated or reorganized into or with another person or legal entity ("Acquiring Entity") and as a result of such merger, consolidation or reorganization less than fifty-one percent (51%) of the combined voting power of the then-outstanding securities of the Acquiring Entity immediately after such transaction are held in the aggregate by the holders of the voting securities of the Company immediately prior to such transaction; or

          (b) The Company sells all or substantially all of its assets or all of its outstanding securities to an Acquiring Entity in whom less than fifty-one percent (51%) of the combined voting power of the then-outstanding voting securities are held in the aggregate by the holders of the voting securities of the Company immediately prior to such sale; or

          (c) The Company files a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in
              Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing ten percent (10%) or more of the outstanding stock of the Company; or

          (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (e) There is a significant adverse change in the nature or scope of the authorities, powers, functions or duties attached to the position of Executive; or

          (f) The Company files for bankruptcy protection.